Exhibit 99.1
FOR IMMEDIATE RELEASE
Veeva Announces Fourth Quarter and Fiscal Year 2026 Results
Fiscal Year 2026 Total Revenues of $3,195.3M, up 16% Year Over Year
Q4 Total Revenues of $836.0M, up 16% Year Over Year
Fiscal Year 2026 Subscription Revenues of $2,684.2M, up 17% Year Over Year
Q4 Subscription Revenues of $707.7M, up 16% Year Over Year

PLEASANTON, CA — March 4, 2026 — Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for the global life sciences industry, today announced results for its fourth quarter and fiscal year ended January 31, 2026.
“The agentic transformation underway represents a substantial opportunity for Veeva and life sciences,” said CEO Peter Gassner. “With our core systems of record spanning the industry’s most critical functions and unique datasets, we can deliver industry-specific AI deeply integrated into our applications. Our progress with Veeva AI and continued strong execution in Commercial Cloud, Development Cloud, and Quality Cloud will create significant value for the industry.”
Fiscal 2026 Fourth Quarter Results:
•Revenues: Total revenues for the fourth quarter were $836.0 million, up from $720.9 million one year ago, an increase of 16% year over year. Subscription revenues for the fourth quarter were $707.7 million, up from $608.6 million one year ago, an increase of 16% year over year.
•Operating Income and Non-GAAP Operating Income:(1) Fourth quarter operating income was $245.9 million, compared to $188.4 million one year ago, an increase of 30% year over year. Non-GAAP operating income for the fourth quarter was $366.5 million, compared to $307.7 million one year ago, an increase of 19% year over year.
•Net Income and Non-GAAP Net Income:(1) Fourth quarter net income was $244.2 million, compared to $195.6 million one year ago, an increase of 25% year over year. Non-GAAP net income for the fourth quarter was $346.1 million, compared to $287.9 million one year ago, an increase of 20% year over year.
•Net Income per Share and Non-GAAP Net Income per Share:(1) For the fourth quarter, fully diluted net income per share was $1.45, compared to $1.18 one year ago, while non-GAAP fully diluted net income per share was $2.06, compared to $1.74 one year ago.
Fiscal Year 2026 Results:
•Revenues: Total revenues for the fiscal year ended January 31, 2026 were $3,195.3 million, up from $2,746.6 million one year ago, an increase of 16% year over year. Subscription revenues were $2,684.2 million, up from $2,284.7 million one year ago, an increase of 17% year over year.
•Operating Income and Non-GAAP Operating Income:(1) Fiscal year 2026 operating income was $916.4 million, compared to $691.4 million one year ago, an increase of 33% year over year. Non-GAAP operating income for fiscal year 2026 was $1,433.8 million, compared to $1,152.3 million one year ago, an increase of 24% year over year.

© 2026 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	1

•Net Income and Non-GAAP Net Income:(1) Fiscal year 2026 net income was $908.9 million, compared to $714.1 million one year ago, an increase of 27% year over year. Non-GAAP net income for fiscal year 2026 was $1,352.5 million, compared to $1,090.4 million one year ago, an increase of 24% year over year.
•Net Income per Share and Non-GAAP Net Income per Share:(1) For fiscal year 2026, fully diluted net income per share was $5.44, compared to $4.32 one year ago, while non-GAAP fully diluted net income per share was $8.10, compared to $6.60 one year ago.
“Financial results in the fourth quarter exceeded our guidance across the board and capped off a year of durable, profitable growth,” said CFO Brian Van Wagener. “As we look ahead, strong momentum and operational discipline give us confidence in our trajectory toward our $6 billion revenue run rate target by 2030.”
Recent Highlights:
•Strengthening our Partnership with the Industry in Milestone Year – Expanding with both new and existing customers, Veeva finished the year with a total of 1,552 customers, including 1,196 in Veeva R&D and Quality Solutions and 767 in Veeva Commercial Solutions. Driven by continued customer success and product excellence, Veeva achieved its $3 billion revenue run rate in early 2025 – a major milestone that underscores the company’s consistent execution against its goals.(2)(3)
•Driving Innovation with Deeply Integrated, Industry AI – With core systems of record spanning the industry’s most critical functions, Veeva is uniquely positioned to deliver industry-specific AI integrated into its core applications. Veeva AI utilizes specialized datasets, sophisticated logic, deep process integration, and safeguards to provide high-value AI that ensures compliance and data integrity. Since the December release of the first Veeva AI Agents for CRM and commercial content, several customers have gone live and many more projects are underway. Veeva is on track to release additional agents across its other major application areas throughout 2026.
•Expanding Leadership in R&D and Quality – Veeva Development Cloud and Quality Cloud advanced significantly in the quarter, marked by several top 20 biopharma wins and key progress in newer application areas. In clinical, a top 20 biopharma selected Veeva RTSM as their enterprise standard. Safety momentum continued with Veeva's sixth top 20 win and its first top 20 biopharma live on Workbench and Signal. In Quality, Veeva LIMS made significant progress and remains on track for its first top 20 biopharma go-live at two manufacturing sites in 2026.
•Leading in Commercial with Innovation and Customer Success Focus – With Vault CRM, the next generation CRM for life sciences, Veeva is accelerating the industry’s move to agentic CRM. More than 125 customers are live on Vault CRM including 2 top 20 biopharmas in major markets, with many more on track to go live in 2026. Veeva ended the year with 10 top 20 biopharmas committed to Vault CRM globally and expects about 14 of the top 20 to commit as it continues to execute on its commercial vision. Crossix also had a breakout year, with strong growth in Measurement and Audiences.
Financial Outlook:
Veeva is providing guidance for its fiscal first quarter ending April 30, 2026 as follows:
•Total revenues between $855 and $858 million.
•Non-GAAP operating income between $378 and $381 million.(4)
•Non-GAAP fully diluted net income per share between $2.13 and $2.14.(4)

© 2026 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	2

Veeva is providing updated guidance for its fiscal year ending January 31, 2027 as follows:
•Total revenues between $3,585 and $3,600 million.
•Non-GAAP operating income of about $1,590 million.(4)
•Non-GAAP fully diluted net income per share of approximately $8.85.(4)
Conference Call Information
Prepared remarks and an investor presentation providing additional information and analysis can be found on Veeva's investor relations website at ir.veeva.com. Veeva will host a Q&A conference call at 2:00 p.m. PT today, March 4, 2026, and a replay of the call will be available on Veeva's investor relations website.

What:	Veeva Systems Fourth Quarter and Fiscal Year 2026 Results Conference Call
When:	Wednesday, March 4, 2026
Time:	2:00 p.m. PT (5:00 p.m. ET)
Online Registration:	https://events.q4inc.com/analyst/403345563?pwd=06lfBYfp
Webcast:	ir.veeva.com
___________
(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.
(2) The combined customer counts for R&D and Quality Solutions and Commercial Solutions exceed the total customer count because some customers subscribe to products in both areas. R&D and Quality Solutions consist of our Veeva Development Cloud and Veeva Quality Cloud solutions. Commercial Solutions consist of our Veeva Commercial Cloud and Veeva Data Cloud solutions.
(3) Customer count totals are presented net of customer attrition during the period.
(4) Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the first fiscal quarter ending April 30, 2026 or the fiscal year ending January 31, 2027 because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant.

© 2026 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	3

About Veeva Systems
Veeva delivers the industry cloud for life sciences with software, data, and business consulting. Committed to innovation, product excellence, and customer success, Veeva serves more than 1,500 customers, ranging from the world’s largest pharmaceutical companies to emerging biotechs. As a Public Benefit Corporation, Veeva is committed to balancing the interests of all stakeholders, including customers, employees, shareholders and the industries it serves. For more information, visit veeva.com.
Veeva uses its ir.veeva.com website as a means of disclosing material non-public information, announcing upcoming investor conferences, and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings, and public conference calls and webcasts.
Forward-looking Statements
This release contains forward-looking statements regarding Veeva’s expected future performance and, in particular, includes quotes from management and guidance, provided as of March 4, 2026, about Veeva’s expected future financial results. Estimating guidance accurately for future periods is difficult. It involves assumptions and internal estimates that may prove to be incorrect and is based on plans that may change. Hence, there is a significant risk that actual results could differ materially from the guidance we have provided in this release and we have no obligation to update such guidance. There are also numerous risks that have the potential to negatively impact our financial performance, including issues related to the performance, availability, security, or privacy of our products, competitive factors, customer decisions and priorities, developments that impact the life sciences industry (including regulatory, funding, or policy changes), general macroeconomic and geopolitical events (including changes in trade policy or practices, inflationary pressures, currency exchange fluctuations, changes in interest rates, and geopolitical conflicts), and issues that impact our ability to hire, retain and adequately compensate talented employees. We have summarized what we believe are the principal risks to our business in a section titled “Summary of Risk Factors” on pages 33 and 34 in our filing on Form 10-Q for the period ended October 31, 2025 which you can find here. Additional details on the risks and uncertainties that may impact our business can be found in the same filing on Form 10-Q and in our subsequent SEC filings, which you can access at sec.gov. We recommend that you familiarize yourself with these risks and uncertainties before making an investment decision.

###

Investor Relations Contact:	Media Contact:
Gunnar Hansen	Maria Scurry
Veeva Systems Inc.	Veeva Systems Inc.
267-460-5839	781-366-7617
ir@veeva.com	pr@veeva.com

© 2026 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	4

VEEVA SYSTEMS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2026	January 31, 2025
Assets
Current assets:
Cash and cash equivalents	$1,421,233	$1,118,785
Short-term investments	5,139,581	4,031,442
Accounts receivable, net	1,259,737	1,016,356
Unbilled accounts receivable	50,609	40,761
Prepaid expenses and other current assets	126,470	101,458
Total current assets	7,997,630	6,308,802
Property and equipment, net	70,261	55,912
Deferred costs, net	29,961	26,383
Lease right-of-use assets	75,626	63,863
Goodwill	439,877	439,877
Intangible assets, net	30,314	44,460
Deferred income taxes	273,417	343,919
Other long-term assets	62,257	56,540
Total assets	$8,979,343	$7,339,756

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$37,644	$30,447
Accrued compensation and benefits	45,857	39,429
Accrued expenses and other current liabilities	45,885	35,557
Income tax payable	6,698	9,024
Deferred revenue	1,488,819	1,273,978
Lease liabilities	12,153	9,969
Total current liabilities	1,637,056	1,398,404
Deferred income taxes	558	587
Long-term lease liabilities	83,706	65,806
Other long-term liabilities	43,271	42,586
Total liabilities	1,764,591	1,507,383
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	2,843,089	2,386,192
Accumulated other comprehensive income (loss)	8,160	(8,416)
Retained earnings	4,363,501	3,454,595
Total stockholders’ equity	7,214,752	5,832,373
Total liabilities and stockholders’ equity	$8,979,343	$7,339,756

© 2026 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	5

VEEVA SYSTEMS INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
	2026	2025	2026	2025
Revenues:
Subscription(5)	$707,745	$608,577	$2,684,194	$2,284,659
Professional services and other(6)	128,206	112,309	511,117	461,960
Total revenues	835,951	720,886	3,195,311	2,746,619
Cost of revenues(7):
Cost of subscription	96,541	83,493	362,888	323,070
Cost of professional services and other	116,936	97,498	419,131	376,566
Total cost of revenues	213,477	180,991	782,019	699,636
Gross profit	622,474	539,895	2,413,292	2,046,983
Operating expenses(7):
Research and development	198,793	181,527	767,386	693,078
Sales and marketing	110,179	99,202	428,798	396,726
General and administrative	67,626	70,743	300,739	265,744
Total operating expenses	376,598	351,472	1,496,923	1,355,548
Operating income	245,876	188,423	916,369	691,435
Other income, net	71,661	56,707	278,139	227,946
Income before income taxes	317,537	245,130	1,194,508	919,381
Income tax provision	73,333	49,505	285,602	205,243
Net income	$244,204	$195,625	$908,906	$714,138
Net income per share:
Basic	$1.49	$1.20	$5.55	$4.41
Diluted	$1.45	$1.18	$5.44	$4.32
Weighted-average shares used to compute net income per share:
Basic	164,343	162,391	163,667	161,879
Diluted	168,261	165,674	166,995	165,232
Other comprehensive income:
Net change in unrealized (loss) gain on available-for-sale investments	$(988)	$(1,482)	$17,362	$4,094
Net change in cumulative foreign currency translation loss	(766)	(475)	(786)	(1,873)
Comprehensive income	$242,450	$193,668	$925,482	$716,359

(5) Includes subscription revenues from the following product areas:
Veeva Commercial Solutions	$326,984	$293,385	$1,257,568	$1,104,888
Veeva R&D and Quality Solutions	380,761	315,192	1,426,626	1,179,771
Total subscription	$707,745	$608,577	$2,684,194	$2,284,659

(6) Includes professional services and other revenues from the following product areas:
Veeva Commercial Solutions	$47,580	$45,607	$189,307	$185,302
Veeva R&D and Quality Solutions	80,626	66,702	321,810	276,658
Total professional services and other	$128,206	$112,309	$511,117	$461,960

(7) Includes stock-based compensation as follows:
Cost of revenues:
Cost of subscription	$1,844	$1,699	$7,342	$6,591
Cost of professional services and other	15,014	12,737	57,376	51,377
Research and development	50,765	47,160	204,893	185,901
Sales and marketing	25,133	22,250	97,355	90,178
General and administrative	25,503	31,358	105,737	103,303
Total stock-based compensation	$118,259	$115,204	$472,703	$437,350

© 2026 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	6

VEEVA SYSTEMS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Fiscal year ended January 31,
	2026	2025
Cash flows from operating activities
Net income	$908,906	$714,138
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	37,972	39,383
Reduction of lease right-of-use assets	12,499	11,547
Accretion of discount on short-term investments	(9,693)	(24,443)
Stock-based compensation	472,703	437,350
Amortization of deferred costs	16,423	15,528
Deferred income taxes	65,094	(112,273)
Other, net	3,259	1,201
Changes in operating assets and liabilities:
Accounts receivable	(244,704)	(164,572)
Unbilled accounts receivable	(9,848)	(4,396)
Deferred costs	(20,001)	(17,995)
Prepaid expenses and other current and long-term assets	(33,825)	(17,453)
Accounts payable	6,080	(1,961)
Accrued expenses and other current liabilities	2,982	(1,414)
Income tax payable	(2,326)	(2,838)
Deferred revenue	213,056	227,838
Lease liabilities	(5,822)	(9,835)
Other long-term liabilities	2,470	246
Net cash provided by operating activities	1,415,225	1,090,051
Cash flows from investing activities
Purchases of short-term investments	(3,133,080)	(2,581,968)
Maturities and sales of short-term investments	2,057,849	1,902,349
Long-term assets	(29,131)	(20,519)
Net cash used in investing activities	(1,104,362)	(700,138)
Cash flows from financing activities
Proceeds from exercise of common stock options	253,863	105,538
Repurchases of common stock	(169,949)	—
Taxes paid related to net share settlement of equity awards	(93,247)	(79,423)
Net cash (used in) provided by financing activities	(9,333)	26,115
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	919	(1,735)
Net change in cash, cash equivalents, and restricted cash	302,449	414,293
Cash, cash equivalents, and restricted cash at beginning of period	1,120,963	706,670
Cash, cash equivalents, and restricted cash at end of period	$1,423,412	$1,120,963

Supplemental disclosures of other cash flow information:
Excess tax benefits from employee stock plans	$25,273	$8,932

© 2026 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	7

Non-GAAP Financial Measures
In Veeva’s public disclosures, Veeva has provided non-GAAP measures, which it defines as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. For the reasons set forth below, Veeva believes that excluding the following items provides information that is helpful in understanding its operating results, evaluating its future prospects, comparing its financial results across accounting periods, and comparing its financial results to its peers, many of which provide similar non-GAAP financial measures.
•Excess tax benefits. Excess tax benefits from employee stock plans are dependent on previously agreed-upon equity grants to our employees, vesting of those grants, stock price, and exercise behavior of our employees, which can fluctuate from quarter to quarter. Because these fluctuations are not directly related to our business operations, Veeva finds it useful to exclude excess tax benefits when assessing the level of cash provided by operating activities. Given the nature of the excess tax benefits, Veeva believes excluding it allows investors to make meaningful comparisons between our operating cash flows from quarter to quarter and those of other companies.
•Stock-based compensation expenses. Veeva excludes stock-based compensation expenses primarily because they are non-cash expenses that Veeva excludes from its internal management reporting processes. Veeva’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
•Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Veeva excludes these expenses for its internal management reporting processes. Veeva’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Veeva’s revenues earned during the periods presented and will contribute to Veeva’s future period revenues as well.
•Litigation settlement-related charges. We exclude certain costs related to litigation settlements, including outcome-based payments to the law firms that represented us, because they are non-recurring and outside the ordinary course of business. Because these costs are unrelated to our day-to-day business operations, we believe excluding them enables more consistent evaluation of our operating results.
•Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded relate to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation and purchased intangibles for GAAP and non-GAAP measures.
There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by Veeva’s management about which items are adjusted to calculate its non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Veeva encourages its investors and others to review its financial information in its entirety, not to rely on any single financial measure to evaluate its business, and to view its non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

© 2026 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	8

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

The following tables reconcile the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

Reconciliation of Net Cash Provided by Operating Activities (GAAP basis to non-GAAP basis)	Three months ended January 31,		Fiscal year ended January 31,
	2026	2025	2026	2025
Net cash provided by operating activities on a GAAP basis	$106,847	$69,544	$1,415,225	$1,090,051
Excess tax benefits from employee stock plans	(1,971)	(3,772)	(25,273)	(8,932)
Net cash provided by operating activities on a non-GAAP basis	$104,876	$65,772	$1,389,952	$1,081,119
Net cash used in investing activities on a GAAP basis	$(167,750)	$(15,692)	$(1,104,362)	$(700,138)
Net cash (used in) provided by financing activities on a GAAP basis	$(178,048)	$20,811	$(9,333)	$26,115

Reconciliation of Financial Measures (GAAP basis to non-GAAP basis)	Three months ended January 31,		Fiscal year ended January 31,
	2026	2025	2026	2025
Cost of subscription revenues on a GAAP basis	$96,541	$83,493	$362,888	$323,070
Stock-based compensation expense	(1,844)	(1,699)	(7,342)	(6,591)
Amortization of purchased intangibles	(240)	(1,045)	(3,344)	(4,310)
Cost of subscription revenues on a non-GAAP basis	$94,457	$80,749	$352,202	$312,169

Gross margin on subscription revenues on a GAAP basis	86.4%	86.3%	86.5%	85.9%
Stock-based compensation expense	0.3	0.3	0.3	0.3
Amortization of purchased intangibles	—	0.1	0.1	0.1
Gross margin on subscription revenues on a non-GAAP basis	86.7%	86.7%	86.9%	86.3%

Cost of professional services and other revenues on a GAAP basis	$116,936	$97,498	$419,131	$376,566
Stock-based compensation expense	(15,014)	(12,737)	(57,376)	(51,377)
Amortization of purchased intangibles	(9)	(138)	(420)	(550)
Cost of professional services and other revenues on a non-GAAP basis	$101,913	$84,623	$361,335	$324,639

Gross margin on professional services and other revenues on a GAAP basis	8.8%	13.2%	18.0%	18.5%
Stock-based compensation expense	11.7	11.3	11.2	11.1
Amortization of purchased intangibles	—	0.2	0.1	0.1
Gross margin on professional services and other revenues on a non-GAAP basis	20.5%	24.7%	29.3%	29.7%

Gross profit on a GAAP basis	$622,474	$539,895	$2,413,292	$2,046,983
Stock-based compensation expense	16,858	14,436	64,718	57,968
Amortization of purchased intangibles	249	1,183	3,764	4,860
Gross profit on a non-GAAP basis	$639,581	$555,514	$2,481,774	$2,109,811

Gross margin on total revenues on a GAAP basis	74.5%	74.9%	75.5%	74.5%
Stock-based compensation expense	2.0	2.0	2.0	2.1
Amortization of purchased intangibles	—	0.2	0.2	0.2
Gross margin on total revenues on a non-GAAP basis	76.5%	77.1%	77.7%	76.8%

Research and development expense on a GAAP basis	$198,793	$181,527	$767,386	$693,078
Stock-based compensation expense	(50,765)	(47,160)	(204,893)	(185,901)
Amortization of purchased intangibles	—	—	—	(85)
Research and development expense on a non-GAAP basis	$148,028	$134,367	$562,493	$507,092

© 2026 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	9

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
	2026	2025	2026	2025

Sales and marketing expense on a GAAP basis	$110,179	$99,202	$428,798	$396,726
Stock-based compensation expense	(25,133)	(22,250)	(97,355)	(90,178)
Amortization of purchased intangibles	(2,087)	(2,885)	(10,382)	(13,443)
Sales and marketing expense on a non-GAAP basis	$82,959	$74,067	$321,061	$293,105

General and administrative expense on a GAAP basis	$67,626	$70,743	$300,739	$265,744
Stock-based compensation expense	(25,503)	(31,358)	(105,737)	(103,303)
Amortization of purchased intangibles	—	—	—	(170)
Litigation settlement-related charges	—	—	(30,627)	(5,000)
General and administrative expense on a non-GAAP basis	$42,123	$39,385	$164,375	$157,271

Operating expense on a GAAP basis	$376,598	$351,472	$1,496,923	$1,355,548
Stock-based compensation expense	(101,401)	(100,768)	(407,985)	(379,382)
Amortization of purchased intangibles	(2,087)	(2,885)	(10,382)	(13,698)
Litigation settlement-related charges	—	—	(30,627)	(5,000)
Operating expense on a non-GAAP basis	$273,110	$247,819	$1,047,929	$957,468

Operating income on a GAAP basis	$245,876	$188,423	$916,369	$691,435
Stock-based compensation expense	118,259	115,204	472,703	437,350
Amortization of purchased intangibles	2,336	4,068	14,146	18,558
Litigation settlement-related charges	—	—	30,627	5,000
Operating income on a non-GAAP basis	$366,471	$307,695	$1,433,845	$1,152,343

Operating margin on a GAAP basis	29.4%	26.1%	28.7%	25.2%
Stock-based compensation expense	14.1	16.0	14.8	15.9
Amortization of purchased intangibles	0.3	0.6	0.4	0.7
Litigation settlement-related charges	—	—	1.0	0.2
Operating margin on a non-GAAP basis	43.8%	42.7%	44.9%	42.0%

Net income on a GAAP basis	$244,204	$195,625	$908,906	$714,138
Stock-based compensation expense	118,259	115,204	472,703	437,350
Amortization of purchased intangibles	2,336	4,068	14,146	18,558
Litigation settlement-related charges	—	—	30,627	5,000
Income tax effect on non-GAAP adjustments(8)	(18,675)	(27,020)	(73,915)	(84,618)
Net income on a non-GAAP basis	$346,124	$287,877	$1,352,468	$1,090,428

Diluted net income per share on a GAAP basis	$1.45	$1.18	$5.44	$4.32
Stock-based compensation expense	0.70	0.70	2.83	2.65
Amortization of purchased intangibles	0.01	0.02	0.08	0.11
Litigation settlement-related charges	—	—	0.18	0.03
Income tax effect on non-GAAP adjustments(8)	(0.10)	(0.16)	(0.43)	(0.51)
Diluted net income per share on a non-GAAP basis	$2.06	$1.74	$8.10	$6.60
________________________
(8) For the three months and fiscal years ended January 31, 2026 and 2025, management used an estimated annual effective non-GAAP tax rate of 21.0%.

© 2026 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	10